Exhibit 23.4

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mitel Networks Corporation

Ottawa, Ontario Canada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Mitel Networks Corporation of our report dated March 3, 2015, relating to the consolidated financial statements of Mavenir Systems Inc., appearing in Mavenir Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP
BDO USA, LLP Dallas, Texas September 3, 2015